UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K
__________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 2016

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10776 (Commission File Number)	25-0530110 (IRS Employer Identification No.)

3000 GSK Drive Moon Township, Pennsylvania (Address of principal executive offices)		15108 (Zip Code)

Registrant's telephone number, including area code: (412) 787-6700

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On April 14, 2016, Calgon Carbon Corporation, a Delaware corporation (the “Company”) and Calgon Carbon Investments, Inc. (the “Buyer”) entered into a binding offer (the “Put Agreement”) with Arkema France S.A. (“Arkema”) for the acquisition of Arkema’s Activated Carbon and Filtration Media Business (the “Business”).  Pursuant to the terms of the Put Agreement, after completion of the consultation process with Arkema’s French works council, and subject to certain conditions, Arkema will have the right to require the Buyer and the Company to enter into an Asset and Share Purchase Agreement (the “Purchase Agreement”) with CECA, S.A., Arkema S.r.l and Arkema Shanghai Distribution Co Ltd (collectively, the “Sellers”) providing for the purchase by the Buyer from the Sellers of (a) all of the outstanding quotas issued by CECA Italiana S.r.l., an Italian limited liability company (the “Shares”) and (b) those certain assets and the assumption of certain liabilities related to the Business (collectively, the “Assets”).
Pursuant to the terms of the Purchase Agreement, the Buyer will purchase 100% of the Shares and Assets from the Sellers for a cash purchase price of €137.7 million plus the assumption of unfunded pension liabilities of approximately €7.8 million, and subject to working capital adjustments.
In addition to the consultation process with the relevant works councils and other employees' representatives, the closing of the Acquisition will be subject to completion of the Purchase Agreement and other definitive agreements, as well as the satisfaction or waiver of customary closing conditions.
The foregoing discussion of the Put Agreement and the Purchase Agreement, the form of which is an exhibit to the Put Agreement, does not purport to be complete and is qualified in its entirety by reference to the Put Agreement and the form of the Purchase Agreement, which are attached hereto as Exhibit 2.1 and incorporated herein by reference.
Item 7.01  Regulation FD
On April 14, 2016, the Company issued a press release announcing the entry into the Put Agreement (including the form Asset and Share Purchase Agreement to be entered into by and among the Company, Buyer and the Sellers).  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On April 14, 2016, the Company will host a conference call and simultaneous presentation to investors to discuss the entry into the Put Agreement (including the form Asset and Share Purchase Agreement to be entered into by and among the Company, Buyer and the Sellers).  A copy of the investor presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.
The information contained in Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit Number	Description

2.1
Letter Agreement, dated April 14, 2016 (including the form Asset and Share Purchase Agreement to be entered into by and among Calgon Carbon Corporation, Calgon Carbon Investments, Inc., CECA, S.A., Arkema S.r.l, Arkema Shanghai Distribution Co Ltd and ARKEMA FRANCE)

99.1	Press Release dated April 14, 2016

99.2	Presentation dated April 14, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CALGON CARBON CORPORATION

April 14, 2016	By:	/s/ Chad Whalen
Name: Chad Whalen
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

2.1
Letter Agreement, dated April 14, 2016 (including the form Asset and Share Purchase Agreement to be entered into by and among Calgon Carbon Corporation, Calgon Carbon Investments, Inc., CECA, S.A., Arkema S.r.l, Arkema Shanghai Distribution Co Ltd and ARKEMA FRANCE)

99.1	Press Release dated April 14, 2016

99.2	Presentation dated April 14, 2016